MARKETING MATERIALS






                                       FOR






                                  EAGLE BANCORP















2ND DRAFT, DATED JANUARY 19, 2000

                                  EAGLE BANCORP
                       STOCK OFFERING MARKETING MATERIALS


                                TABLE OF CONTENTS


CORRESPONDENCE

Letter to Members (Eligible to Vote and Buy)
Letter to ERD and SERD Closed Accounts (Can Buy, Not Vote)
Letter to States Without Blue Sky (Can Vote, Not Buy)
Potential Investor Letter (Call-Ins and Community Prospects)*
Ryan, Beck "Broker Dealer" Letter
Letter to Members in States Where Ryan Beck Makes the Offer (Eligible to Vote and Buy)
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Proxygram

ADVERTISEMENTS

Tombstone Newspaper Advertisement (optional)
Vote -- Branch Lobby Poster
Stock Offering -- Branch Lobby Poster  (optional)

BROCHURES

Community Meeting Mailing Invitation and Branch Lobby Poster (optional)** Q&A Brochure

FORMS

Stock Order Form
Proxy Card (to be drafted by counsel)

OTHER

Bank Statement Reminder Clause  (optional)

---------------
* If a Community Offering is conducted, we may draft a separate letter directed specifically to borrowers at __/__/00 who do not qualify in Subscription Offering (ie post 4/91 borrowers).

** Draft slide show presentation will be prepared later, if community meetings are expected.

[LETTER TO MEMBERS ELIGIBLE TO VOTE - American Federal Letterhead]


Dear Customer:

I am pleased to inform you that American Federal Savings Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Reorganization and Stock Issuance, Eagle Bancorp, our newly formed parent company, is conducting its initial public stock offering. As a result, our organization will become partially stockholder-owned.

The Plan has been conditionally approved by our regulators. We must also receive the approval of our customers. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan, including business reasons for the Reorganization.

Please sign all of your enclosed proxy cards, and return them to us promptly using the [blue] return envelope provided. Note that there are no duplicate proxy cards - you may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. NOT RETURNING PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

AS AN ELIGIBLE CUSTOMER OF THE BANK, YOU HAVE AN OPPORTUNITY, WITHOUT ANY OBLIGATION, TO PURCHASE COMMON STOCK SHARES BEFORE THEY ARE OFFERED FOR SALE TO THE PUBLIC.

PLEASE NOTE THAT:


     o Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation.


     o The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services in the same offices, with the same board of directors and staff.


     o The Reorganization does not involve an outside company. It is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We plan to continue to operate as an independent, community-oriented bank.

Before making an investment decision, please review the enclosed Prospectus. If you are interested in purchasing shares of Eagle Bancorp common stock, complete the enclosed Stock Order Form and return it in the [white] return envelope provided. Stock Order Forms, properly executed and with full payment at $8.00 per share, must be received prior to 10:00 a.m., Montana time, on ________, 2000. Payment may be in the form of check or authorization to withdraw funds (without early withdrawal penalty) from certain deposit account types.

After the offering concludes, Eagle Bancorp's stock is expected to trade on the OTC Bulletin Board under the symbol "____".

If you have questions regarding the offering or voting, refer to the enclosed Questions & Answers Brochure, or call our Stock Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

Sincerely,


Larry A. Dreyer
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[LETTER TO CLOSED ACCOUNTS -- Can Buy, Not Vote - Eagle Bancorp Letterhead]






Dear Sir/Madam:

I am pleased to inform you of an investment opportunity. American Federal Savings Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Reorganization and Stock Issuance, Eagle Bancorp, our newly formed parent company, is conducting its initial public stock offering. As a result, our organization will become partially stockholder-owned.

AS AN ELIGIBLE DEPOSITOR OF AMERICAN FEDERAL SAVINGS BANK ON JUNE 30, 1998 OR DECEMBER 31, 1999, WHOSE ACCOUNT WAS CLOSED THEREAFTER, YOU HAVE A RIGHT, WITHOUT ANY OBLIGATION, TO PURCHASE COMMON STOCK SHARES BEFORE THEY ARE OFFERED FOR SALE TO THE PUBLIC.

Before making an investment decision, please review the enclosed Prospectus. If you are interested in purchasing shares of Eagle Bancorp common stock, complete the enclosed Stock Order Form and return it in the [white] return envelope provided. Stock Order Forms, properly executed and with full payment at $8.00 per share, must be received prior to 10:00 a.m., Montana time, on _________, 2000.

After the offering concludes, Eagle Bancorp's stock is expected to trade on the OTC Bulletin Board under the symbol "____".

If you have questions regarding the offering, refer to the enclosed Questions & Answers Brochure, or call our Stock Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

Sincerely,


Larry A. Dreyer
President and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[POTENTIAL INVESTOR LETTER - Eagle Bancorp Letterhead]



Dear Sir/Madam:

I am pleased to inform you of an investment opportunity. Eagle Bancorp, the newly formed parent company for American Federal Savings Bank, is conducting its initial public stock offering. As a result, our organization will become partially stockholder-owned.

Enclosed please find a Prospectus describing our organization and the stock offering. If you are interested in purchasing shares of Eagle Bancorp common stock, complete the enclosed Stock Order Form and return it in the [white] return envelope provided. Stock Order Forms, properly executed and with full payment at $8.00 per share, must be received prior to 10:00 a.m., Montana time, on _________, 2000.

After the offering concludes, Eagle Bancorp's stock is expected to trade on the OTC Bulletin Board under the symbol "_____".

If you have questions regarding the offering, refer to the enclosed Questions & Answers Brochure, or call our Stock Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

Sincerely,



Larry A. Dreyer
President and Chief Executive Officer






THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------
NOTE:  If a Community  Offering  is  conducted,  we may draft a separate  letter
directed   specifically   to  borrowers  at  __/__/00  who  do  not  qualify  in
Subscription Offering (ie post 4/91 borrowers).

["BLUE SKY" MEMBER LETTER - - Can't Buy - - American Federal Letterhead]

Dear Customer:

I am pleased to inform you that American Federal Savings Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Reorganization and Stock Issuance, Eagle Bancorp, our newly formed parent company, is conducting its initial public stock offering. As a result, our organization will become partially stockholder-owned.

The Plan has been conditionally approved by our regulators. We must also receive the approval of our customers. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan and business reasons for the Reorganization.

Please sign all of your enclosed proxy cards, and return them to us promptly using the [blue] return envelope provided. Note that there are no duplicate proxy cards - you may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. NOT RETURNING PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

PLEASE NOTE THAT:

     o Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation.

     o The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services, with the same board of directors and staff.

     o The Reorganization does not involve an outside company. It is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We plan to continue to operate as an independent, community-oriented bank.

Although you may vote on the Plan, we regret that Eagle Bancorp is unable to sell its common stock to you because the small number of American Federal Savings Bank customers in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.


If you have any questions about your voting rights or the Plan, call our Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

Sincerely,



Larry A. Dreyer
President and Chief Executive Officer




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[LETTER TO MEMBERS ELIGIBLE TO VOTE IN STATES WHERE RYAN BECK MAKES THE OFFER - American Federal Letterhead]


Dear Customer:

I am pleased to inform you that American Federal Savings Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Reorganization and Stock Issuance, Eagle Bancorp, our newly formed parent company, is conducting its initial public stock offering. As a result, our organization will become partially stockholder-owned.

The Plan has been conditionally approved by our regulators. We must also receive the approval of our customers. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan, including business reasons for the Reorganization.

Please sign all of your enclosed proxy cards, and return them to us promptly using the [blue] return envelope provided. Note that there are no duplicate proxy cards - you may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. NOT RETURNING PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

PLEASE NOTE THAT:


     o Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation.


     o The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services with the same board of directors and staff.


     o The Reorganization does not involve an outside company. It is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We plan to continue to operate as an independent, community-oriented bank.

If you have questions regarding the Plan or voting, refer to the enclosed Questions & Answers Brochure, or call our Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

We appreciate your prompt proxy vote.

Sincerely,


Larry A. Dreyer
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



-----------------------------
NOTE: To accompany the Ryan Beck Letter for states where the broker-dealer must make the offer. This letter is similar to the Letter toMembers Eligible to Vote, but this letter only addresses voting.

[RYAN, BECK "BROKER DEALER" LETTER -- Ryan, Beck Letterhead]






Dear Sir/Madam:

At the request of Eagle Bancorp, we are enclosing materials regarding the offering of Eagle Bancorp common stock. We have included in the package a Prospectus and Questions & Answers Brochure describing the stock offering. Ryan, Beck & Co., Inc. has been retained by Eagle Bancorp as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

If you have questions regarding the offering, you may call the Stock Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.



Sincerely,



Ryan, Beck & Co.









THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-----------------------------
NOTE: To replace the Letter to Closed Accounts in states where the offer must be made by a broker-dealer. Also, to accompany the Letter to Voting Members in States where R/B makes the Offer.

[STOCK ORDER ACKNOWLEDGMENT LETTER - Eagle Bancorp Letterhead]




[imprinted with name & address as shown on Stock Order Form as completed by the subscriber]

Batch No.: _________________
Order No.:  _________________

SS#/Tax ID: ________________

Dear Friend:

We have received your order and payment for _______ shares of Eagle Bancorp common stock.

The stock certificate will be registered in the name(s) shown above if your order is filled in whole or in part. Please verify the spelling and accuracy of your name and address and the social security number or tax ID number, which will be reflected in our shareholder records. All subsequent mailings, including your stock certificate, will be mailed to the above address. If this information is incorrect, please promptly contact us at our Stock Information Center.

Please note that, although the offering period ends at 10:00 a.m., Montana time, on __________, 2000, we are required to receive final regulatory approval before stock certificates can be mailed or trading in the stock can begin. This approval may not occur until two to three weeks after the offering ends. To receive updates on the probable timing of the mailing of stock certificates, you may call the Stock Information Center.

THIS ACKNOWLEDGMENT THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED IS NOT A GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. IF WE RECEIVE ORDERS FOR MORE SHARES OF STOCK THAN ARE AVAILABLE, SHARES WILL BE ALLOCATED ON A PRIORITY BASIS, AS DESCRIBED ON PAGES ___-___ OF THE PROSPECTUS DATED ___________, 2000.

Thank you for your interest in Eagle Bancorp.

Sincerely,



Larry A. Dreyer
President and Chief Executive Officer


                                   QUESTIONS?

Call our Stock Information Center, (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

------------------------------
NOTE:  Printed and mailed by the Stock Information Center.

[STOCK CERTIFICATE MAILING LETTER - Eagle Bancorp Letterhead]


Dear Stockholder:

I would like to welcome you as a stockholder of Eagle Bancorp. A total of _______ shares were purchased by investors at $8.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have any questions about your certificate, please contact our Transfer Agent:
                                    by mail:
                          Registrar & Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                                       or
                                    by phone:
                                 (---) --------

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent, so that you will continue to receive all stockholder communications.

IF YOU SUBMITTED A CHECK OR MONEY ORDER IN FULL OR PARTIAL PAYMENT FOR YOUR STOCK ORDER, you have received, or soon will receive, a check. It reflects interest at American Federal Savings Bank's passbook rate of __%, calculated from the date your subscription funds were received until the date of the check. If you did not receive the entire amount of shares for which you submitted funds, the check also includes a refund in the amount of the excess funds submitted.

IF YOUR STOCK ORDER WAS TO BE PAID IN FULL OR IN PART BY AUTHORIZING A WITHDRAWAL FROM AN AMERICAN FEDERAL SAVINGS BANK DEPOSIT ACCOUNT, the withdrawal necessary to pay for your shares has been made. Interest was earned at your account's contractual rate and was credited to your account through the date of withdrawal, _______, 2000.

Eagle Bancorp common stock trades on the OTC Bulletin Board under the symbol "____."

Thank you for your participation in our offering.

Sincerely,



Larry A. Dreyer
President and Chief Executive Officer

----------------------------------
NOTE:  To be tailored as needed, based on final offering results.

[PROXYGRAM]

                                 R E M I N D E R


                          WE REQUEST YOUR PROMPT VOTE!


We have not received the Proxy Card(s) mailed to you recently in a large white envelope containing a Proxy Statement. If you recently mailed your Proxy Card(s), please accept our thanks and disregard this request.


PLEASE NOTE:

o Not voting WILL BE TREATED as voting "against" the Plan OF REORGANIZATION AND STOCK ISSUANCE.

o    Voting does not obligate you to purchase stock in our Stock Offering.

o Please VOTE and sign the enclosed replacement proxy card AND return IT in the enclosed envelope.

o    WE HOPE YOU WILL VOTE "FOR" THE PLAN.




                         IF YOU RECEIVE MORE THAN ONE OF
                         THESE REMINDER MAILINGS, PLEASE
                         VOTE EACH PROXY CARD RECEIVED.
                              NONE ARE DUPLICATES!



                                   QUESTIONS?

                        Please call us at (800) 635-5930,
        Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time



                      AMERICAN FEDERAL SAVINGS BANK [LOGO]




-----------------------
NOTE:  A different version may be created for a second proxygram mailing.

[TOMBSTONE NEWSPAPER ADVERTISEMENT - Optional]



                              EAGLE BANCORP [LOGO]
                HOLDING COMPANY FOR AMERICAN FEDERAL SAVINGS BANK



                              UP TO 858,550 SHARES
                                  COMMON STOCK


                                 $8.00 PER SHARE
                                 PURCHASE PRICE





Eagle Bancorp, newly organized to become the holding company of American Federal Savings Bank, is conducting an offering of common stock.


THIS OFFERING EXPIRES AT 10:00 A.M., MONTANA TIME, ON _________, 2000.


To receive a Prospectus, please call the Stock Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m.



                      AMERICAN FEDERAL SAVINGS BANK [LOGO]



THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[VOTE -- BRANCH LOBBY POSTER]


                          HAVE YOU CAST YOUR VOTE YET?





We would like to remind customers to mail in their Proxy Card(s), voting on American Federal Savings Bank's Plan of Reorganization and Stock Issuance.


                           PLEASE CALL OUR INFORMATION
                      CENTER AT (800) 635-5930 IF YOU HAVE
                            A QUESTION ABOUT VOTING.


The Plan does not involve an outside company and will not result in changes to your account relationships with American Federal Savings Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limit.



                    Voting does not obligate you to purchase
                          stock in our stock offering.



                      AMERICAN FEDERAL SAVINGS BANK [LOGO]




THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[STOCK OFFERING -- BRANCH LOBBY POSTER - Optional]







                              EAGLE BANCORP [LOGO]
                HOLDING COMPANY FOR AMERICAN FEDERAL SAVINGS BANK



                              UP TO 858,550 SHARES
                                  COMMON STOCK


                                 $8.00 PER SHARE
                                 PURCHASE PRICE



                        WE ARE CONDUCTING AN OFFERING OF
                                 COMMON STOCK.


THIS OFFERING EXPIRES AT 10:00 A.M., MONTANA TIME, ON _________, 2000


                  If you have questions, please call our Stock
                      Information Center at (800) 635-5930,
                    Monday through Friday, from 9:00 a.m. to
                    4:00 p.m. The Stock Information Center is
                     located at our main office, in Helena.





                      AMERICAN FEDERAL SAVINGS BANK [LOGO]





THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[VOTE - BANK STATEMENT REMINDER CLAUSE -- Optional]




In [mid-] February, you may have received a large envelope containing proxy cards to be used to vote on American Federal's Plan of Reorganization. If you received cards, but have not mailed them back, please do so. If you have questions about voting, call our Information Center, (800) 635-5930, Mon. - Fri., 9:00 a.m. to 4:00 p.m. Thank you!






-----------------------------------
NOTE: To be printed in the "notice" space on top of March bank statement cycles.

[COMMUNITY MEETING MAILING INVITATION AND LOBBY POSTER - Optional]


                         YOU ARE CORDIALLY INVITED . . .


                  TO A COMMUNITY INVESTOR MEETING AND RECEPTION


                      to learn about the business focus of


                                  Eagle Bancorp


                          and its common stock offering


                               [Put location here]


                              _______________, 2000


                                       and


                              _______________, 2000


                                    7:00 p.m.

                            LIGHT REFRESHMENTS SERVED



                               SEATING IS LIMITED
                      Please call to make your reservation

                                 (800) 635-5930


                              EAGLE BANCORP [LOGO]

THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[Q&A BROCHURE]

Front Cover:

                             ----------------------




                                   QUESTIONS?
                                        &
                                     ANSWERS

                    about proxy voting and the stock offering


                             ----------------------



                              EAGLE BANCORP [LOGO]








NOTE: This brochure will be mailed to those eligible to vote and to those who can buy, but not vote. It will not be sent to those who can only vote, because we cannot give the impression that they can buy.

================================================================================
BACKGROUND
================================================================================
The board of directors of American Federal Savings Bank has unanimously approved an Amended and Restated Plan of Mutual Holding Company Reorganization and Stock Issuance. Pursuant to the Plan, the Bank is changing its legal form of organization from a mutual (meaning no stock outstanding) savings bank to a stock savings bank. Additionally, we are forming two holding companies. Eagle Bancorp, a stock holding company, will own all of the Bank's outstanding stock. Eagle Financial, MHC, a mutual holding company, will own approximately 53% of the outstanding common stock of Eagle Bancorp; the remaining 47% of the common stock is being offered for sale to investors. By issuing only a minority of Eagle Bancorp's common stock to stockholders, we will preserve our ability to remain an independent community-oriented savings bank.

BY IMPLEMENTING THE PLAN, WE WILL BE ORGANIZED IN THE STOCK FORM, A STRUCTURE WHICH IS USED BY MOST BUSINESS CORPORATIONS AND MANY SAVINGS BANKS. THIS BROCHURE ANSWERS QUESTIONS ABOUT THIS CHANGE (THE "REORGANIZATION"), THE OPPORTUNITY TO INVEST IN EAGLE BANCORP COMMON STOCK (THE "OFFERING") AND THE RELATED PROXY VOTE. IF YOU HAVE FURTHER QUESTIONS, CALL OUR STOCK INFORMATION CENTER AT (800) 635-5930, MONDAY THROUGH FRIDAY, FROM 9:00 A.M. TO 4:00 P.M., MONTANA TIME.

INVESTMENT IN COMMON STOCK INVOLVES CERTAIN RISKS. BEFORE MAKING AN INVESTMENT DECISION, PLEASE READ THE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS".

================================================================================
GENERAL
================================================================================

Q.       WHY IS THE BANK REORGANIZING?
A. The Reorganization, an internal restructuring, will allow us to better serve our customers and meet future business goals, while remaining independent. The holding company corporate structure gives banks increased operating flexibility, to better respond to regulatory changes, to compete with other financial institutions and to take advantage of business opportunities.

         Proceeds that we raise from the sale of common stock in the Offering will be used for general corporate purposes, which may include lending and investing, paying dividends to stockholders and possible acquisitions of financial institutions.

Q. WILL THE REORGANIZATION HAVE ANY EFFECT ON MY DEPOSIT ACCOUNT OR LOAN ACCOUNT WITH AMERICAN FEDERAL SAVINGS BANK?
A. No. The Reorganization will not affect the account number, amount, interest rate or withdrawal rights of deposit accounts. Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the legal maximum. Loan accounts and rights of borrowers will not be affected.

                                        o

IT WILL BE BUSINESS AS USUAL . . . The Reorganization will change our corporate form of organization, but not our business relationships. We are not affiliating with another company. Our Bank's name is not changing. Our employees will continue to serve our customers in the same offices. The board of directors of American Federal Savings Bank will continue to serve the Bank and will serve as the initial directors of our two new holding companies.

================================================================================
THE PROXY VOTE
================================================================================

                                        o
                       YOUR VOTE IS VERY IMPORTANT TO US.
                    PLEASE PROMPTLY MAIL YOUR PROXY CARD(S)!



Q.       WHY SHOULD I VOTE?
A. You are not required to vote, but regulations require that we solicit your vote. The Reorganization and Offering cannot be completed without the affirmative vote of a majority of the votes available to be cast. Not voting will be treated the same as a vote AGAINST the Plan.

         VOTING ON THE PLAN DOES NOT OBLIGATE YOU TO PURCHASE STOCK.

Q.       HOW DO I VOTE?

A. Please review the enclosed Proxy Statement describing the Plan. Mark your vote, sign and return the Proxy Card(s) using the [blue] return envelope provided. THE MEMBERS OF OUR BOARD OF DIRECTORS URGE YOU TO JOIN THEM, VOTING IN FAVOR OF THE PLAN.

Q.       HOW MANY VOTES ARE AVAILABLE TO ME?
A. Each depositor of the Bank on _________, 2000 is entitled to one vote for each $100 on deposit at that date. One vote may be cast by each borrower of the Bank on _____, 2000, whose loan at that date was also outstanding at April 18, 1991. A maximum of 1,000 votes may be cast by each voting member of the Bank. Proxy Cards are not imprinted with the applicable number of votes. However, votes will be automatically computer-tallied and cast upon receipt of the returned Proxy Cards.

Q.       WHY DID I RECEIVE SEVERAL PROXY CARDS?
A. If you had more than one deposit or loan account at the Bank on ____, 2000, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. THERE ARE NO DUPLICATE CARDS - PLEASE PROMPTLY COMPLETE AND MAIL US ALL THE CARDS THAT WE SENT TO YOU.

Q.       I HAVE A JOINT SAVINGS ACCOUNT.  MUST BOTH PARTIES SIGN THE PROXY CARD?
A. Only one signature is required, but both parties should sign, if possible.

Q.       WHO MUST SIGN PROXY CARDS FOR TRUST OR CUSTODIAN ACCOUNTS?
A.       The trustee or custodian, not the beneficiary, must sign.

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. MAY I SIGN THE DEPOSITOR'S PROXY CARD?
A.       Yes. Please indicate on the card the capacity in which you are signing.

================================================================================
THE OFFERING
================================================================================
THE OFFERING INCLUDES A SUBSCRIPTION OFFERING AND A COMMUNITY OFFERING.

Q.       HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?
A. We are offering for sale between 551,809 and 746,566 shares of common stock, subject to a 15% increase to 858,550 shares. All shares will be sold at $8.00 per share. No commission or brokerage fee will be charged to you for purchasing shares in the Offering.

         After the stock offering concludes, our organization will be partially stockholder-owned. Stockholders will own approximately 47% of Eagle Bancorp's outstanding shares; the remainder will be owned internally, by Eagle Financial, MHC.

Q.       WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?
A. In accordance with regulation, certain American Federal Savings Bank customers have "subscription rights" allowing them to purchase shares in the Subscription Offering. The order of priority is listed below:

         o Customers as of June 30, 1998 with deposit accounts aggregating at least $50.
         o        The Bank's  employee stock  ownership  plan.
         o Customers as of December 31, 1999 with deposit accounts aggregating at least $50.
         o Depositors at _____, 2000 and borrowers on _____, 2000 whose loans at that date were also outstanding at April 18, 1991.

         We have mailed stock offering materials, including a Prospectus, to these account holders.

Q.       WHO IS ELIGIBLE TO PURCHASE STOCK IN THE COMMUNITY OFFERING?
A. If all shares are not sold in the Subscription Offering, we may conduct a Community Offering, in the order of priority listed below:

         o Borrowers on ____, 2000 whose loans were not also outstanding at April 18, 1991.
         o        Residents  of  the  Montana   counties  of  Lewis  and  Clark,
                  Silverbow, Gallatin, Broadwater and Jefferson.
         o        Other residents of Montana.
         o        Other members of the public to whom we deliver a Prospectus.

Q. I AM ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING, BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO EXERCISE MY SUBSCRIPTION RIGHTS?
A. No. Applicable law does not allow you to do so. Those with subscription rights have non-transferable rights to subscribe for shares. Any attempt to transfer subscription rights is illegal, and the transferor is subject to fines. We intend to prosecute those who attempt to transfer subscription rights. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock, or if someone requests to share in proceeds upon your future sale of Eagle Bancorp stock, please inform our Stock Information Center at (800) 635-5930.

Q.       HOW ARE  ORDERS  PLACED  IN THE  SUBSCRIPTION  OFFERING  AND  COMMUNITY
         OFFERING?
A. Complete the Stock Order Form included in your stock offering materials (no facsimiles or photocopied forms may be used.) Return the Stock Order Form in the [white] return envelope provided. You may also deliver your Stock Order Form to any of American Federal branches. You may pay for your shares by including a personal check, bank check or money order and/or by authorizing funds to be withdrawn from your current American Federal Savings Bank passbook savings, statement savings or certificate of deposit accounts. ANY APPLICABLE PENALTY FOR EARLY WITHDRAWAL FROM AMERICAN FEDERAL SAVINGS BANK CERTIFICATES WILL BE WAIVED IF YOU USE CERTIFICATE FUNDS TO PURCHASE STOCK IN THE OFFERING. If you wish to use IRA certificates of deposit, special rules apply (see discussion below).

         As explained in detail on the back of the Stock Order Form, if you order shares in the Subscription Offering, you MUST register the stock ONLY in the name(s) of persons/entities who are eligible at the same date that you are eligible. Adding the name(s) of persons without accounts or the names of persons with a later eligibility date than yours, may result in a loss of your eligibility.

Q.       AM I GUARANTEED TO RECEIVE SHARES IF I PLACE AN ORDER?
A. No. It is possible that orders received during the Offering period will exceed the number of shares offered for sale. Such an oversubscription would result in shares being allocated among subscribers. If the stock offering is oversubscribed in the Subscription Offering, no shares will be available for sale in the Community Offering. Please refer to pages __-__ of the Prospectus for a detailed explanation of the manner in which shares will be allocated.

Q.       WHAT IS THE DEADLINE FOR ORDERING IN THE SUBSCRIPTION OFFERING?
A. We must receive the original Stock Order Form and payment prior to 10:00 a.m., Montana time, on _______, 2000. If we offer stock for sale in a Community Offering, the deadline may be the same or later than that established for the Subscription Offering.

Q. CAN SOMEONE AT AN AMERICAN FEDERAL SAVINGS BANK BRANCH ASSIST ME WITH COMPLETING MY STOCK ORDER FORM?
A. No. American Federal Savings Bank branch personnel may not, by law, assist you with investment-related questions about the Offering. Therefore, we have established a Stock Information Center to assist customers with questions about the Reorganization and Offering. The Stock Information Center is staffed with registered representatives. To reach them, call (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.

Q.       HOW MANY SHARES MAY I ORDER?
A. The minimum order is 25 shares, or $200. In the Subscription Offering, no eligible subscriber may purchase more than 17,500 shares, or $140,000. In the Community Offering, the purchase limits for an individual are similar to the preceding description. Further, no one, together with associates or group of persons acting in concert, may purchase more than an aggregate of 25,000 shares, or $200,000, in all categories of the stock offering, combined.

Q.       HOW MAY I DELIVER MY STOCK ORDER FORM?
A. Delivery may be made by 1) mailing the Stock Order Form in the [white] return envelope provided in your stock offering materials, 2) overnight delivery of the Stock Order Form to the address indicated on the back of the Stock Order Form or 3) hand-delivery to any of our branches.

Q.       MAY I PURCHASE  THE STOCK USING MY AMERICAN  FEDERAL  SAVINGS  BANK IRA
         FUNDS?
A. Yes. However, stock shares must be held in a self-directed retirement account. American Federal Savings Bank IRAs are not self-directed. If you do not have such a self-directed account, you will need to establish one with a brokerage firm or other independent trustee. Transfer to that account all, or part, of your American Federal Savings Bank IRA funds before you place your stock order.

         Because individual situations vary, and IRA processing takes additional time, we recommend that you call the Stock Information Center by no later than ________, 2000, for assistance with IRA-related questions.

Q.       WILL THE COMMON STOCK BE INSURED BY THE FDIC?
A. No. Eagle Bancorp's common stock, like all common stock, cannot be insured by the FDIC. Common stock is subject to investment risk, including loss of principal invested.

Q.       IS AMERICAN FEDERAL SAVINGS BANK'S  MANAGEMENT  PURCHASING STOCK IN THE
         OFFERING?
A. Yes. Our board of directors and executive officers (10 people) and their associates intend to purchase [122,000 shares or $976,000, which represents approximately 22% ]of the minimum number of shares offered for sale in the stock offering.

Q. MAY I OBTAIN A LOAN OR LINE OF CREDIT FROM AMERICAN FEDERAL SAVINGS BANK TO PAY FOR MY COMMON STOCK SHARES?
A. No. The Bank may not lend funds for this purpose, but other financial institutions may be willing to provide financing.

================================================================================
AFTER THE OFFERING
================================================================================

Q.       WILL I RECEIVE DIVIDENDS ON THE STOCK?
A. Our board of directors anticipates that we will pay a quarterly cash dividend after completion of the stock offering, however the initial amount and timing of dividend payments has not been determined. We do not guarantee that dividends will be paid or, if paid, that they will not be subsequently reduced or eliminated.

Q.       WHEN WILL THE STOCK TRADE, AND WHEN WILL CERTIFICATES BE MAILED?
A. Although the deadline for receipt of orders is 10:00 a.m. Montana time, on ______, 2000, it may take several weeks to process orders and to receive final regulatory approval to conclude the Reorganization and Offering. The shares cannot trade and certificates cannot be issued until regulatory approval is received. The stock will commence trading and the certificates will be mailed to investors as soon as practicable after we receive the approval. Please be aware that you may not be able to sell the shares you purchased until you have received a stock certificate. You may call the Stock Information Center after the Offering deadline to inquire when certificates are likely to be mailed.

Q.       HOW MAY I PURCHASE OR SELL SHARES OF EAGLE BANCORP STOCK IN THE FUTURE?
A. After the Offering is concluded, you may purchase or sell Eagle Bancorp stock through brokerage firms. The common stock is expected to trade on the OTC Bulletin Board under the symbol "____". You may obtain price quotes by calling a stockbroker.

         An active and liquid trading market for the Eagle Bancorp's stock may not develop, and there can be no assurance that purchasers of shares of common stock will be able to sell those shares at or above the $8.00 per share purchase price paid in the Offering.

--------------------------------------------------------------------------------

                                        o

                              ADDITIONAL QUESTIONS?
              Call our Stock Information Center at (800) 635-5930,
        from 9:00 a.m. to 4:00 p.m., Montana time, Monday through Friday


THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.